UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 11, 2025

CALAVO GROWERS, INC.

(Exact name of registrant as specified in its charter)

California	000-33385	33-0945304
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1141-A Cummings Road, Santa Paula, California 93060

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (805) 525-1245

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CVGW	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 12, 2025, Calavo Growers, Inc. (the “Company”) announced that Lee E. Cole, President and Chief Executive Officer, will retire effective December 8, 2025. Mr. Cole will retire as an employee and officer of the Company on that date.

The Company also announced that its Board of Directors (the “Board”) has appointed B. John Lindeman as President and Chief Executive Officer, effective December 8, 2025. Mr. Lindeman, age 57, currently serves as a member of the Company’s Board and previously served as the Company’s Chief Financial Officer from August 2015 to March 2020. He has served as Chief Executive Officer of Hydrofarm Holdings Group, Inc. (Nasdaq: HYFM) since January 2025 and previously served as its Executive Vice President from August 2022 until January 2025 and Chief Financial Officer from March 2020 until January 2025. Mr. Lindeman currently serves as a director of Utz Brands, Inc. (NYSE: UTZ), a position he has held since September 2020. There are no family relationships between Mr. Lindeman and any of the Company’s directors, executive officers, or persons nominated or chosen by the Company to become a director or executive officer. Mr. Lindeman has not been involved in any related person transactions with the Company that would require disclosure under Item 404(a) of Regulation S-K.

In connection with his appointment, the Company and Mr. Lindeman accepted an offer of employment on November 11, 2025 set forth in that certain letter agreement dated November 11, 2025 (the “Offer Letter”). The Offer Letter provides for an annual base salary of $800,000; an annual bonus opportunity of 50 percent to 200 percent of Mr. Lindeman’s base salary, subject to achievement of financial targets determined by the Board based on performance; an award of stock options to purchase 25,000 shares and shares of restricted stock equal to $500,000 divided by the closing price of the Company’s common stock on the business day immediately preceding Mr. Lindeman’s commencement date, each of which are fully vested on the commencement date, and additional stock options to purchase 75,000 shares that vest in equal annual installments over three years, subject to Mr. Lindeman’s continued employment by the Company; a relocation allowance of $450,000 subject to specified repayment conditions for a portion thereof; participation in Company benefit plans; indemnification pursuant to the Company’s form of indemnification agreement; severance of one year of base salary if Mr. Lindeman resigns for Good Reason or is terminated without Good Cause, other than in connection with a Change in Control, and subject to a release; Change in Control benefits as provided under the Company’s 2020 Equity Incentive Plan, as well as one year of base salary and a bonus of 200 percent of his base salary; and customary withholding and clawback provisions. Mr. Lindeman will continue to serve as a director of the Company.

The foregoing description of the Offer Letter is a summary of its material terms, does not purport to be complete and is qualified in its entirety by reference to the full text of the Offer Letter, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference. Capitalized terms used, but not defined in this Item 5.02 shall have the meaning ascribed to them in the Offer Letter.

Item 7.01. Regulation FD.

A copy of the press release announcing Mr. Cole’s retirement and Mr. Lindeman’s appointment is filed as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

The information in this Item 7.01 (including Exhibit 99.1) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995. These statements include statements made about changes to the Company’s executive officers described above. Such statements are based on current assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties, many of which are beyond the Company’s control, include risks described in the section entitled “Risk Factors” and elsewhere in the Company’s Annual Report on Form 10-K filing made with the SEC on January 14, 2025, and the Company’s other Exchange Act filings. In addition, these forward-looking statements may be subject to risks and uncertainties related to the Company’s ability to effectively transition the President Chief Executive Officer role and facilitate the continued succession of the Company’s leadership. These forward-looking statements speak only as of the date hereof and should not be unduly relied upon. The Company disclaims any obligation to update these forward-looking statements. All forward-looking statements in this document are qualified in their entirety by this cautionary statement.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

	10.1 †	Offer Letter between Calavo Growers, Inc. and B. John Lindeman, dated November 11, 2025
	99.1	Press Release issued by Calavo Growers, Inc. dated November 12, 2025.
	104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

	†	Identifies each management contract or compensatory plan or arrangement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Calavo Growers, Inc.
November 13, 2025
	By:	/s/ Lecil Cole
	Name:	Lecil Cole
	Title:	President and Chief Executive Officer
(Principal Executive Officer)

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